UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2023

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41050	98-1607883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

(345) 814-5726

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	BCSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	BCSA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	BCSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2023, Blockchain Coinvestors Acquisition Corp. I (“BCSA”) held an extraordinary general meeting (the “Shareholder Meeting”) at which BCSA’s shareholders approved a proposal to amend BCSA’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to extend the date by which BCSA has to consummate a business combination from May 15, 2023 to November 15, 2023 (the “Extension Amendment Proposal”). The Extension Amendment Proposal is described in more detail in BCSA’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 29, 2022 (the “Proxy Statement”). The final voting results for the Extension Amendment Proposal are indicated below.

The foregoing description is qualified in its entirety by reference to the amendment to the Memorandum and Articles of Association, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information disclosed under Item 5.03 of this Current Report is incorporated by reference into this Item 5.07.

At the Shareholder Meeting, there were 36,700,307 ordinary shares of BCSA present in person, virtually over the internet or represented by proxy, representing 88.82% of the outstanding ordinary shares of BCSA as of December 28, 2022, the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Extension Amendment Proposal and the voting results for the proposal were as follows:

Extension Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
36,589,148	111,149	10

As there were sufficient votes to approve the Extension Amendment Proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01.	Other Events.

The information disclosed under Item 5.03 and Item 5.07 of this Current Report is incorporated by reference into this Item 8.01.

In connection with the vote to approve the Extension Amendment Proposal, holders of 26,406,729 Class A ordinary shares of BCSA exercised their right to redeem their shares for cash at a redemption price of approximately $10.34 per share, for an aggregate redemption amount of approximately $273.0 million. As a result, approximately $273.0 million will be removed from the trust account established by BCSA in connection with its initial public offering to redeem such shares and 4,915,271 Class A ordinary shares of BCSA will remain outstanding after the redemption has been effected. Upon payment of the redemption, approximately $38.5 million will remain in the trust account.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to the Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

	By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	Chief Executive Officer